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                                                                     EXHIBIT 3.5

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           CRYOGENIC ASSOCIATES, INC.

     The original certificate of incorporation was filed with the Delaware Secretary of State on October 21, 1992. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     FIRST: The name of the Corporation is CRYOGENIC ASSOCIATES, INC.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801; the name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The total authorized capital stock of the Corporation shall be 1,000,000 shares of Common Stock, par value one cent ($.01) per share, and 1,000,000 shares of Preferred Stock, par value one cent ($.01) per share.

     A.   COMMON STOCK.

          1. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders.

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          2. Subject to the rights of holders of Preferred Stock and subject to any other provisions of these Articles or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

     B.   PREFERRED STOCK.

          1. General. The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors is expressly authorized to fix:

               a. The annual or other period dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

               b. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

               c. The obligation, if any, of the Corporation to purchase and retire or redeem shares as a sinking fund or otherwise, and the terms and conditions of any such redemption;

               d. The designation and maximum number of shares of such series issuable;


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               e. The right to vote, if any, with holders of shares of any other class or series and any right to vote as a separate voting group, either generally or as a condition to specified corporate action;

               f. The amount payable upon shares in event of involuntary liquidation;

               g. The amount payable upon shares in event of voluntary liquidation;

               h. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation and the terms and conditions of any such conversion; and

               i. Such other rights as may be specified by the Board of Directors and not prohibited by law.

               All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Preferred Stock for any quarterly dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.


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          2. Series A Participating Convertible Preferred Stock. Four Hundred
Four Thousand Twenty-Seven (404,027) shares of the Corporation's Preferred
Stock shall be designated as "Series A Participating Convertible Preferred Stock," $.01 par value per share (the "Series A Preferred Stock"), each of which shall have the powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions set forth below.

          The Series A Preferred Stock shall be issued (the "Date of Issuance") on or before July 30, 1993, in connection with and immediately before the merger of CA Subsidiary, Inc., a wholly owned subsidiary of the Corporation, with and into Mountain Medical Equipment, Inc.

          a.   Dividends.

               (1) General Obligation. When and as declared by the Board of Directors of the Corporation and to the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential dividends to the holders of the Series A Preferred Stock to the extent provided herein. Dividends on each share of Series A Preferred Stock (each, a "Share" and together, the "Shares") will accrue to the extent provided below.

               (2) Dividends on Series A Preferred Stock. The holders of the Series A Preferred Stock shall be entitled to receive a per annum cash dividend of $23.563 per share payable in equal quarterly amounts on the last day of February, May, August and November of each year beginning August 31, 1993 (each, a "Dividend Period" and collectively, the "Dividend Periods"), out of funds legally available therefor. Such


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dividends shall be payable only when, as, and if declared by the Board of
Directors and shall be cumulative only with respect to Dividend Periods within a single fiscal year. Notwithstanding the foregoing, the aggregate dividends that shall accrue and be paid in respect of any fiscal year shall not exceed the Corporation's Net Available Cash Flow, as defined below, for such year. For purposes of complying with the requirements of the preceding sentence, the Board of Directors may make a good faith determination, as of the last day of each Dividend Period, of the Corporation's Net Available Cash Flow for such Dividend Period. In the event it is subsequently determined that for any Dividend Period or fiscal year the aggregate dividends paid in respect of such Dividend Period or fiscal year exceeded the Net Available Cash Flow for such Dividend Period or fiscal year, all dividends accrued and otherwise payable on the first dividend payment date after such determination shall be reduced by the amount of such excess.

               "Net Available Cash Flow" for any Dividend Period shall mean the Corporation's net income (loss) before interest and taxes, as determined in accordance with generally accepted accounting principles, plus depreciation, amortization and other non-cash charges reducing net income, minus all payments of principal and interest on the Corporation's indebtedness, income taxes of the Corporation (calculated as if the Corporation filed all of its income tax returns on a stand-alone basis) and the amount expended by the Corporation for capital expenditures during the Dividend Period.

               Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by


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the Board of Directors of the Corporation. Dividends on account of arrears for any past Dividend Periods during a single fiscal year may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends payable on the Series A Preferred Stock for any period greater or less than a full Dividend Period, including the initial Dividend Period following the Date of Issuance, shall be computed on a pro rata basis. Dividends payable on the Series A Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend by four.

               (3) Dividends on Junior Stock. So long as any shares of the Series A Preferred Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to the Series A Preferred Stock (collectively, "Junior Stock") as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Junior Stock nor shall any Junior Stock be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock); provided, however, that: (i) following the end of each Dividend Period in which the Corporation has declared and paid, or set aside for payment, all dividends on the Series A Preferred Stock accrued in accordance with Section (a)(2) above, the Corporation may pay to holders of Common Stock a cash dividend per share not in excess of the amount per share so paid or set aside for payment as a dividend for such Dividend Period on each share of the


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Series A Preferred Stock, in any such case out of funds legally available therefor and (ii) if, in any fiscal year of the Corporation ended on or after February 28, 1998, the Corporation has Net Available Cash Flow of at least $13,500,000, the Corporation shall pay to holders of Common Stock a cash dividend per share equal to the amount per share paid as a dividend on each share of the Series A Preferred Stock in respect of such year. All such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

               The term "Common Stock" as used in this Statement of Rights and Designations shall mean the Common Stock, $.01 par value per share, of the Corporation as the same exists on the date of this Statement of Rights and Designations or as such stock may be constituted from time to time.

               (4) Discretionary Dividends. Except in the case of dividends paid pursuant to clause (ii) of Section (a)(3) above, at or after the end of any Dividend Period in which the Corporation has declared and paid, or set aside for payment, all dividends payable on the Series A Preferred Stock and has paid a dividend on the Common Stock equal to the amount per share paid in respect of each share of Series A Preferred Stock through such date, the Board of Directors may declare, out of funds legally available therefor, a discretionary dividend per share in such amount per share as may be determined by the Board of Directors, provided that such amount shall be the same for each share of the Series A Preferred Stock and each share of the Common Stock.

          b. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law, the shares of voting Junior Stock (including the Common Stock)


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and the Series A Preferred Stock shall vote together as a class on all matters to be voted on by the shareholders of the Corporation on the basis of one vote per share.

          c. Liquidation Rights.

               (1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Stock, the amount of $168.306 per share, as adjusted from time to time as provided in Section (c)(2) below (collectively, the "Preference Value"), plus accrued and unpaid dividends thereon.

               (2) The amount set forth in Section (c)(1) above as the Preference Value shall be subject to reduction, effective upon the payment of each dividend on the Series A Preferred Stock, by the amount of such dividend, discounted back to the Date of Issuance at a compounded annual rate of 12%. Whenever the Preference Value is reduced pursuant to this Section (c)(2), the Secretary of the Corporation shall prepare and retain at its principal office a certificate, signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President or Vice President of the Corporation, setting forth the Preference Value, a copy of which certificate shall be available upon written request to holders of Common Stock.

               (3) After the payment to the holders of the shares of the Series A Preferred Stock of the full preferential amounts provided for in this Section c, the


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holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               (4) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference value of the shares of the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series A Preferred Stock are not paid in full, the holders of the shares of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference values to which they are entitled.

               (5) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section c.

          d. Optional Conversion.

               (1) Subject to and upon compliance with the provisions of this Section d, each holder of shares of the Series A Preferred Stock shall have the right, at such holder's option, at any time from and after the Date of Issuance to convert any or all of the shares of the Series A Preferred Stock held by such holder into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided in Section (d)(3), to the


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nearest cent or to the nearest .01 of a share of Common Stock, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward), obtained by dividing $168.306 by the Conversion Price (as defined below) and multiplying such resulting number by the number of shares of the Series A Preferred Stock to be converted, and by surrender of such shares of the Series A Preferred Stock so to be converted, such surrender to be made in the manner provided in Section (d)(2).

               The term "Conversion Price" shall mean $168.306, as adjusted in accordance with the provisions of this Section d.

               (2) In order to exercise the conversion privilege, the holder of each share of the Series A Preferred Stock to be converted shall surrender the certificate representing such share at the office of any transfer agent for the Common Stock and shall give written notice to the Corporation at said office that such holder elects to convert the same, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued (which notice may be in the form of a notice of election to convert which may be printed on the reverse side of the certificates for the shares of the Series A Preferred Stock). Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax.


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               The holders of shares of the Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of the Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of the Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of the Series A Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

               As promptly as practicable after the surrender of the certificates for shares of the Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at the office of any transfer agent for the Common Stock to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section


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d, together with a certificate or certificates representing any shares of the
Series A Preferred Stock which are not to be converted but which shall have constituted part of the shares of the Series A Preferred Stock represented by the certificate or certificates so surrendered, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section (d)(3).

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series A Preferred Stock shall have been surrendered and such notice (and, if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Corporation. All shares of Common Stock delivered upon conversion of the shares of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.


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               (3) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of the Series A Preferred Stock, the Corporation shall pay to the holder of such share of the Series A Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the Conversion Price multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Conversion Price of the shares of the Series A Preferred Stock so surrendered:

               (4) The Conversion Price shall be adjusted from time to time as follows:

                    (a) In case the Corporation shall (x) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date, in the case of a dividend, or the effective date, in the case of subdivision or


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combination. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision or combination.

                    (b) In case the Corporation shall distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation or dividends payable in Common Stock) or rights or warrants to subscribe for or purchase any of its securities (any of the foregoing being hereinafter in this subparagraph (b) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the shares of the Series A Preferred Stock upon the conversion of the shares of the Series A Preferred Stock so that any such holder converting shares of the Series A Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of the Series A Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be such Conversion Price per share less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be


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the Conversion Price per share; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Conversion Price per share, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the Series A Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had he converted each such share of the Series A Preferred Stock immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                    (c) If, pursuant to subparagraph (b) above, the number of shares of Common Stock into which a share of the Series A Preferred Stock is convertible shall have been adjusted because the Corporation has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Corporation, or the Corporation has issued any such right, option or warrant, then, upon the expiration of any such unexercised right, unexercised option or unexercised warrant, the Conversion Price shall forthwith be adjusted to equal the Conversion Price that would have applied had such right, option or warrant never been declared, distributed or issued.

                    (d) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare and retain at its principal office a certificate, signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President or Vice President of the Corporation, setting forth the Conversion Price after such


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adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Corporation to file such officer's certificate shall not invalidate any corporate action by the Corporation.

               (5) Whenever the Conversion Price is adjusted as provided in subparagraph (d) of Section (d)(4), the Corporation shall cause to be mailed to each holder of shares of the Series A Preferred Stock at his then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Conversion Price setting forth such adjusted Conversion Price and the effective date of such adjusted Conversion Price; provided, however, that the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

               (6) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of shares of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted. For purposes of this Section
(d)(6), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               (7) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of


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Common Stock on conversions of shares of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of shares of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (8) Notwithstanding any other provision herein to the contrary, if any of the following events occur: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of subdivision or combination of the Common Stock), (ii) any consolidation, merger or combination of the Corporation with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then appropriate provision shall be made so that the holder of each share of the Series A Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock and other securities and property or assets that would have been receivable upon such reclassification, change, consolidation, merger, combination, sale or


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conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, sale or conveyance, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of the Series A Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors of the Corporation shall reasonably consider necessary by reason of the foregoing.

               (9) Upon any conversion of shares of the Series A Preferred Stock, the shares of the Series A Preferred Stock so converted shall have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

          e. Mandatory Conversion.

               (1) Each share of the Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock determined as provided in Section d immediately upon the earlier to occur of:

                    (a) the exchange, at the request of the Corporation made pursuant to subsection (a)(i) of Section 9.2 of the Fifth Amended and Restated Secured


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Credit Agreement dated as of July 30, 1993, among Mountain Medical Equipment,
Inc., Grumman Hill Investments, L.P. and other parties (the "Note Agreement"), of the entire indebtedness evidenced by the Note (as defined in the Note Agreement) for shares of Common Stock in accordance with the provisions of the Note Agreement; or

                    (b) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation or holders of Common Stock, in which (x) the aggregate price to the public of Common Stock sold by the Corporation and by any selling holders equals or exceeds $10,0000,000, (y) the obligation of the underwriters with respect thereto is that if any of the shares of Common Stock being offered are purchased, all such Common Stock must be purchased, and (z) the public offering price per share of Common Stock is equal to an amount that, when multiplied by the sum of the number of shares of Common Stock that will be (A) outstanding immediately after the closing of such offering, and (B) (without duplication) issuable upon the conversion of the Series A Preferred Stock outstanding at the time, the exchange of the Note referenced in subparagraph (a) above and the conversion or exchange of any other securities of the Corporation at the time outstanding that are convertible into or exchangeable for Common Stock, will equal or exceed $45,000,000.

                    Any conversion pursuant to this Section shall be conditioned upon the Corporation paying in cash all accrued but unpaid dividends on the then outstanding Series A Preferred Stock, to and including the date of such conversion.


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               (2) Upon the occurrence of an event specified in Section (e)(1), the outstanding shares of the Series A Preferred Stock shall be converted automatically without any further action by the holders thereof and regardless of whether the certificates representing such shares are surrendered to the Corporation or any transfer agent for the Common Stock.

          f. Voting on Certain Changes.

          The Corporation will not, without the affirmative vote, or the written consent pursuant to Section 228 of the Delaware General Corporation Law or any successor provision, of the holders of at least 92% of the outstanding shares of the Series A Preferred Stock and the Common Stock, voting together as a single class, amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, as amended from time to time, either (a) to amend this Section f, or (b) to change the rights, powers, preferences and privileges of the Series A Preferred Stock in any manner that would (i) increase the amount of dividends or amount payable upon liquidation in respect of the Series A Preferred Stock, (ii) decrease the dividends payable on the Common Stock as provided in Section a, (iii) decrease the Conversion Price, (iv) add provisions requiring redemption of the Series A Preferred Stock, or (v) alter the requirements in Section (e)(1) under which the Series A Preferred Stock shall be converted into Common Stock.

     FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-

Laws. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, a Director may be removed only with cause.

     SIXTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

     SEVENTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the Delaware General Corporation Law as from time to time in effect.

          A. A Director of this Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of Directors. The modification or repeal of this paragraph A of Article SEVEN shall not affect the restriction hereunder of a Director's personal liability for any act or omission occurring prior to such modification or repeal.

          B. The Corporation shall indemnify each Director and officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. The modification or repeal of this paragraph B of Article SEVEN shall not adversely affect the right to indemnification of any Director or officer hereunder with respect to any act or omission occurring prior to such modification or repeal.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary on this 28th day of July, 1993.

                                        CRYOGENIC ASSOCIATES, INC.


                                        By: /s/ R.E. Powell
                                            ------------------------------------
                                            R.E. Powell
                                            President

ATTEST:


By: /s/ Clemence J. Schoenbauer
    ---------------------------------
    Clemence J. Schoenbauer
    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     CRYOGENIC ASSOCIATES, INC., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     FIRST: That the board of directors of the Corporation, by unanimous written consent without a meeting pursuant to Section 141 of the Delaware General Corporation Law, has adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the
Corporation:

          FIRST: The name of the Corporation is CAIRE INC.

     SECOND: That, in accordance with Section 228 of the Delaware General Corporation Law, the stockholders of the Corporation consented to such amendment and the Corporation has given notice to the stockholders of the Corporation.

     THIRD: That such amendment has been duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary on this 9th day of August, 1993.

                                        CRYOGENIC ASSOCIATES, INC.


                                        By: /s/ R.E. Powell
                                            ------------------------------------
                                            R.E. Powell
                                            President

ATTEST:


By: /s/ Clemence J. Schoenbauer
    ---------------------------------
    Clemence J. Schoenbauer
    Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                        MOUNTAIN MEDICAL EQUIPMENT, INC.
                                      INTO
                                   CAIRE INC.

                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

     CAIRE INC., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Mountain Medical Equipment, Inc., a Delaware corporation (the "Subsidiary").

     THIRD: That the Corporation, by unanimous written consent of its Board of Directors, dated February 24, 1995, determined to merge the Subsidiary into the Corporation on the conditions set forth in such resolutions:

     RESOLVED, that the Corporation merge Mountain Medical Equipment, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation (the "Subsidiary"), into the Corporation and assume all of the Subsidiary's liabilities and obligations effective 8:35 a.m. on March 1, 1995; and

     RESOLVED, that the President or Vice President and the Secretary of the Corporation be, and they hereby are, directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Subsidiary into the Corporation and to assume the Subsidiary's liabilities and obligations and the date of adoption thereof and to file such certificate in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by J. David O' Halloran, its Vice President, and attested to by Clemence
J. Schoenbauer, its Secretary, this 27th day of February, 1995.

                                        CAIRE INC.


                                        By: /s/ J. David O' Halloran
                                            ------------------------------------
                                            J. David O' Halloran
                                            Vice President


ATTEST:


By: /s/ Clemence J. Schoenbauer
    ---------------------------------
    Clemence J. Schoenbauer
    Secretary

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
              RIGHTS OF 10% SERIES AA CUMULATIVE PREFERRED STOCK OF
                                   CAIRE INC.

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware.

     CAIRE INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors had adopted the following resolutions creating a series of its preferred stock designated as its Series AA Preferred Stock:

     RESOLVED, that a series of the authorized preferred stock of the Corporation be hereby created, and that the designation, amount, voting powers, preferences and other rights of the shares of series class, and the qualifications, limitations and restrictions thereof are as follows:

     Section 1. Designation and Amount.

     The shares of such series shall be designated as "Series AA Preferred Stock" (the "AA Preferred") and the number of shares constituting such class shall be 2,000.

     Section 2. Dividends.

          a. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferred dividends to the holders of the AA Preferred as provided in this Section 2. Except as otherwise provided herein, dividends on each share of the AA Preferred (a "Share") shall accrue on a semi-annual basis each January 1 and July 1 at the rate of 10% per annum of the Liquidation Value thereof from and including the Original Issue Date to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid, and no more. All such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall compound annually to the extent not paid. All such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities.

          b. Ranking. The AA Preferred shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) senior to the Junior Securities and (b) pari passu with all Parity Stock. The Corporation shall be entitled to issue securities senior to the AA Preferred with respect to dividend rights and rights on liquidation on such terms as the Board of Directors of the Corporation may determine, provided that (i) the consideration received by the Corporation upon issuance thereof is not less than the liquidation value thereof, and (ii) the dividend rate with respect thereto does not exceed 10% per annum.

          c. Payment of Dividends. Except as otherwise provided herein, to the extent declared, dividends accrued for the period ending December 31 of each year (as well as all accumulated and unpaid dividends) shall be payable not later than February 15 of the following year, except that the first such dividend payment shall include dividends accrued for the period beginning on the Original Issue Date of the AA Preferred and ending on December 31, 1998 (each such February 15 being referred to herein as a "Dividend Payment Date"). Any accrued dividends with respect to a Share not paid on a Dividend Payment Date shall be added to the Liquidation Value of such Share but such accrued and unpaid dividends shall, for purposes of any dividend, distribution or payment to be made with respect to any Junior Securities, be deemed to be accumulated and shall be deemed to remain accumulated dividends with respect to such Share until paid.

          d. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Shares, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     Section 3. Liquidation

     Upon any liquidation, dissolution or winding up of the Corporation, each holder of the AA Preferred shall be entitled to be paid, before any distribution or payment is made upon Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends upon such Liquidation Value) of all Shares held by such holder, and the holders of the AA Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the AA Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends upon such Liquidation Value) of the AA Preferred held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not more than 60 nor less than 20 days prior to the payment date stated therein, to each record holder of AA Preferred and to each holder of any option, warrant or other right to acquire such Shares. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

     Section 4. Redemption.

          a. Mandatory Redemption. The Corporation shall on the earlier of (i) January 2, 2003 or (ii) a Sale of the Corporation redeem all of the AA Preferred then outstanding. On any such redemption, the Corporation shall pay to the holder of each Share a price in cash equal to the sum of (i) the Liquidation Value of each Share plus
(ii) all accrued and unpaid dividends on such Liquidation Value through the close of business on the Redemption Date (such sum being hereinafter referred to as the "Redemption Price").

          b. Optional Redemption. The Corporation may at its option at any time and from time to time redeem the then outstanding Shares of AA Preferred, in whole or in part, upon payment to the holder thereof of the Redemption Price therefor in cash. If less than all Shares of AA Preferred are to be redeemed, the Shares of AA Preferred shall be redeemed pro rata from all holders of such Shares and Shares which are not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

          c. Redemption Payment. For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay the Redemption Price in immediately available funds to the holder thereof upon surrender by such holder at the Corporation's principal office of the certificates representing such Share. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Redemption Price of such Shares payable to each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          d. Notice of Redemption. The Corporation will mail written notice of each redemption of any Shares of AA Preferred to each record holder of such Shares and to the holder of any option, warrant or other right to acquire such Shares not more than 60 nor less than 20 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, new certificates representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificates representing the redeemed Shares.

          e. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such Share shall not be deemed to be outstanding.

          f. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

     Section 5. Voting Rights.

     Except as otherwise provided herein and as otherwise required by law, the AA Preferred shall have no voting rights.

     Section 6. Par Value.

     The AA Preferred shall have a par value of $.01 per Share.

     Section 7. Registration of Transfer.

     The Corporation shall keep at its principal office a register for the registration of AA Preferred. Upon the surrender of any certificate representing AA Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the AA Preferred represented by such new certificate from the date to which dividends have been fully paid on such AA Preferred represented by the surrendered certificate.

     Section 8. Replacement.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of AA Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of AA Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the AA Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 9. Protective Rights.

     The Corporation shall not, without the prior consent of the holders of a majority of the outstanding Shares, (a) change, modify or otherwise alter the dividend, liquidation or redemption rights set forth herein or (b) otherwise amend this Section 9.

     Section 10. Definitions.

     "Common Stock" means the Corporation's authorized $.01 par value common stock.

     "Fully Diluted Basis" means, when used with reference to the Common Stock, at any date as of which the number of shares of Common Stock are to be determined, (a) all shares of Common Stock outstanding as of such date, (b) all shares of Common Stock issuable upon conversion of the Series A Participating Convertible Preferred Stock, and (c) all shares of Common Stock issuable in respect of any other options, warrants to purchase, or securities convertible into shares of Common Stock outstanding on such date.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own, and is not controlling, controlled by, or under common control with any Person who owns, 1% or more of the Common Stock on a Fully Diluted Basis.

     "Junior Securities" means all classes or series of the Corporation's Common Stock and all other classes or series of stock of the Corporation authorized, issued or outstanding on the Original Issue Date, including, without limitation, the Corporation Series A Participating Convertible Preferred Stock, and all classes or series of the Corporation's Common Stock and other classes or series of stock of the Corporation authorized and issued after the Original Issue Date that are not expressly designated as senior to the AA Preferred.

     "Liquidation Value" of any Share as of the any particular date shall be equal to $10,000 plus any and all accrued but unpaid dividends on such Share added to the Liquidation Value of such Share on any Dividend Payment Date and not thereafter paid; and, in the event of any liquidation, dissolution or winding up of the Corporation or the redemption or conversion of such Share, unpaid dividends on such Share will be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up or on the Redemption Date or the date of conversion, as the case may be, accrued to the close of business on such payment or conversion date or Redemption Date, as the case may be.

     "Original Issue Date" with respect to all Shares of AA Preferred means the date on which any Shares of AA Preferred are first issued by the Corporation.

     "Parity Stock" means all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they rank on a parity with respect to dividends or distributions upon liquidation, dissolution or winding up of the Corporation with the Class AA Preferred stock.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Redemption Price of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date will be the date on which the Redemption Price of such Share is fully paid.

     "Sale of the Corporation" means the sale of the Corporation to an Independent Third Party or group of Independent Third Parties acting in concert pursuant to which such party or parties acquire (a) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, or sale or transfer of the Corporation's capital stock) or (b) all or substantially all of the Corporation's assets.

     IN WITNESS WHEREOF, said CAIRE INC. has caused this Certificate of Designations, Preferences and Rights of 10% Series AA Cumulative Preferred Stock to be signed and attested to this 2nd day of February, 1998.

                                        CAIRE INC.


                                        By /s/ David E. Hoffman
                                           -------------------------------------
                                        Title CFO/SRVP
                                              David E. Hoffman


ATTEST:


/s/ Lewis Shender
-------------------------------------
Secretary
Lewis Shender

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   CAIRE INC.

                                   ----------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

          The undersigned, Michael F. Biehl, being the Treasurer of CAIRE Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is CAIRE Inc.

          2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

          3. The Certificate of Incorporation of CAIRE INC. is hereby amended, effective September 15, 2003, so that Article FOURTH, B. Preferred Stock is deleted in its entirety and replaced by new Article FOURTH, B. Limitation on Issuance of Non-Voting Equity Securities, which shall henceforth read, in its entirety, as follows:

               "Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect"

          IN WITNESS WHEREOF, the undersigned subscribes this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 12th day of September, 2003.


                                        /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl, Chief Financial
                                        Officer and Treasurer

Effective Date: September 15, 2003